Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

URANIUM ROYALTY CORP.

Uranium Royalty Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Uranium Royalty Corp.”, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 1, 2026.

2. This Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) was duly adopted by the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).

3. This Certificate of Incorporation restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation.

4. This Certificate of Incorporation shall be effective at 3:00:00 A.M. ET on July 27, 2026.

5. The text of the certificate of incorporation is hereby restated and amended to read in its entirety as follows:

Article I.

The name of the corporation is Uranium Royalty Corp.

Article II.

The address of the Corporation’s registered office in the State of Delaware is 108 Lakeland Ave., Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

Article III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV.

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is 1,000,000,000 (being 999,990,000 shares of common stock, with a par value of $0.001 per share (the “Common Stock”), one share of special voting stock, with a par value of $0.001 per share (the “Special Voting Share”), and 9,999 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”)).

Section 4.2 Common Stock. The powers, preferences and rights of the Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

(a) Voting Rights. Subject to the rights of the holder of the Special Voting Share and the rights of holders of any series of Preferred Stock then outstanding, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up shall be entitled, the remaining assets and funds of the Corporation available for distribution (less the par value of the Special Voting Share) shall be divided among and paid ratably to the holders of all outstanding shares of Common Stock in proportion to the number of shares held by each such stockholder. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), a conversion of the Corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.2(c).

(d) Amendment to Preferred Stock Terms. Except as otherwise required by law, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

Section 4.3 Special Voting Share. The Special Voting Share shall constitute a separate class of stock having the following rights, privileges, restrictions and conditions:

(a) Voting Rights. On any item which holders of Common Stock are entitled to vote, the holder of record of the Special Voting Share shall be entitled to that number of votes equal to the number of Exchangeable Shares (as defined in the Voting and Exchange Trust Agreement, dated as of July 27, 2026, by and among the Corporation, UROY CallCo ULC, UROY ExchangeCo Ltd. and Computershare Trust Company of Canada, as trustee (the “Trustee”) (as amended, restated, supplemented or otherwise modified from time to time, the “Voting and Exchange Trust Agreement”)) outstanding as of the record date for determining holders of Common Stock entitled to vote at such meeting (excluding Exchangeable Shares held by the Corporation and its affiliates) and as to which the holder of the Special Voting Share has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. The Special Voting Share shall vote together with the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Corporation, except as otherwise required by law. The Trustee shall exercise the voting rights attached to the Special Voting Share pursuant to and in accordance with the Voting and Exchange Trust Agreement. The voting rights attached to the Special Voting Share shall terminate pursuant to and in accordance with the Voting and Exchange Trust Agreement.

(b) No Economic Rights. The Special Voting Share shall not entitle the holder thereof to receive any dividends or other distributions of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of all debts and liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the Common Stock shall be entitled, the holder of the Special Voting Share shall be entitled to receive an amount equal to the par value of the Special Voting Share, and no more, and the remaining assets shall be distributed pro rata to the holders of the Common Stock.

(c) Redemption. The Special Voting Share shall be automatically redeemed by the Corporation for an amount equal to its par value at such time as the Special Voting Share has no votes attached to it.

(d) Transfer Restrictions. The Special Voting Share may not be transferred by the holder thereof except to a successor trustee under the Voting and Exchange Trust Agreement.

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Section 4.4 Preferred Stock. The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting powers, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series so created (except where otherwise provided in a Preferred Stock Designation), subsequent to the issue of that series. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall, unless otherwise provided in the Preferred Stock Designation, resume the status as authorized, but undesignated Preferred Stock. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a duly authorized committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

Section 4.5 Designated Series of Preferred Stock. Without limiting the authority of the Board of Directors to designate additional series of Preferred Stock, the Board of Directors shall designate and fix the terms of the following series of Preferred Stock by a Preferred Stock Designation: (a) a series designated as “Class A Preferred Stock,” which shall be non-voting and redeemable, with such designations, preferences, rights, qualifications, limitations and restrictions as shall be fixed by the Board of Directors by a Preferred Stock Designation; and (b) a series designated as “Class B Preferred Stock,” which shall be non-voting and redeemable, with such designations, preferences, rights, qualifications, limitations and restrictions as shall be fixed by the Board of Directors by a Preferred Stock Designation .

Section 4.6 Number of Authorized Shares. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of any holders of shares of Common Stock or Preferred Stock, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

Section 4.7 Definitions. As used in this Certificate of Incorporation, “Person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

Article V.

In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation (the “Bylaws”). The stockholders may adopt, amend, alter or repeal the Bylaws, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any other vote required by this Certificate of Incorporation or applicable law.

Article VI.

Section 6.1 Ballot. Elections of directors (each such director, in such capacity, a “Director” and collectively the “Directors”) need not be by written ballot unless the Bylaws shall so provide.

Section 6.2 Number of Directors. Except as otherwise provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect Directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized Directors (from time to time) whether or not there exist any vacancies.

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Section 6.3 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect Directors, each Director shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal.

Section 6.4 Newly Created Directorships and Vacancies. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall be filled exclusively by the affirmative vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such Director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Section 6.5 Removal. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, the Board of Directors or any individual Director may be removed from office at any time with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

Section 6.6 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 6.7 Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto.

Article VII.

Section 7.1 No Action by Written Consent of Stockholders. Any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Section 7.2 Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors or by any officer of the Corporation designated by the Board of Directors for such purpose, and shall not be called by any other person or persons.

Article VIII.

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, and to adopt any other provision authorized by the DGCL, in the manner now or hereafter prescribed herein and by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, (a) no provision of Article V, Article VI, Article VII, Article VIII, Article IX or Article XI may be altered, amended, changed or repealed in any respect without the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class and (b) no provision of Article X may be altered, amended, changed or replaced in any respect without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class (and if Preferred Stock shall be issued and outstanding and entitled to vote thereon, the Common Stock and Preferred Stock, voting together as a single class).

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Article IX.

The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL (or any successor provision thereto) as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a Director or officer, as applicable. No amendment to, or modification or repeal of, this Article IX, or adoption of any provision of this Certificate of Incorporation, or, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a Director, officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, adoption, modification or repeal.

Article X.

Section 10.1 Corporate Opportunities

(a)	Definitions. For purposes of this Section 10.1, the following terms shall have the following meanings:

(i) “Affiliate” has the meaning given to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(ii) “Covered Person” means (1) any Sponsor, (2) any principal, member, partner, stockholder, director, officer, employee or other representative of any member of a Sponsor (other than any such Person who is also an employee of the Corporation or its subsidiaries), and (3) any Person designated by a Sponsor to serve as a director of the Corporation.

(iii) “Orion” means Orion Resource Partners (USA) LP.

(iv) “Orion Funds” means (A) Orion, together with its subsidiaries, any investment fund affiliated with or managed by Orion and any collective investment vehicle affiliated with or managed by Orion or whose general partner or managing member is owned, directly or indirectly, by Orion, and (B) any Affiliate of the foregoing (in each case, other than the Corporation and its subsidiaries).

(v) “OTPP Funds” means (A) HRG Metals LP, Ontario Teachers’ Pension Plan Board, together with their respective subsidiaries, any investment fund affiliated with or managed by any of the foregoing and any collective investment vehicle affiliated with or managed by any of the foregoing or whose general partner or managing member is owned, directly or indirectly, by any of the foregoing, and (B) any Affiliate of the foregoing (in each case, other than the Corporation and its subsidiaries).

(vi) “Sponsor” means each of the Orion Funds and the OTPP Funds, and “Sponsors” means, collectively, the Orion Funds and the OTPP Funds.

(vii) “Specified Corporate Opportunity” means any business opportunity, potential transaction, interest or other matter that is offered or presented to any Covered Person other than any business opportunity, potential transaction, interest or other matter that is offered or presented to such Covered Person solely in such Covered Person’s capacity as an officer, director or stockholder of the Corporation.

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(b)	Overview. To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the DGCL), (i) the Corporation, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Corporation or any of its subsidiaries in, or being offered any opportunity to participate in, any Specified Corporate Opportunity, even if such Specified Corporate Opportunity is one that the Corporation or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if offered or presented the opportunity to do so; (ii) no Covered Person will have a duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage in or (2) otherwise competing, directly or indirectly with the Corporation or any of its subsidiaries; and (iii) no Covered Person shall have any duty to offer or communicate information regarding any Specified Corporate Opportunity to the Corporation or any of its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary duty, as a director, officer, controlling stockholder or otherwise, solely by reason of the fact that such Covered Person (1) pursues or acquires such Specified Corporate Opportunity for its own account or the account of any Sponsor with which such Covered Person is associated, (2) directs such Specified Corporate Opportunity to another person or entity or (3) fails to present such Specified Corporate Opportunity, or information regarding such Specified Corporate Opportunity, to the Corporation or any of its subsidiaries. For the avoidance of doubt, the foregoing provisions of this Section 10.1(b) shall not apply to any business opportunity, potential transaction, interest or other matter that is offered or presented to any Covered Person solely in such Covered Person’s capacity as an officer, director or stockholder of the Corporation.

(c)	For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1.

(d)	Termination. The provisions of this Section 10.1 shall, with respect to a given Sponsor and its related Covered Persons, have no further force or effect at such time as such Sponsor shall first cease to beneficially own, in the aggregate, at least 5% (five percent) of the Corporation’s then outstanding Common Stock; provided, however, that such termination shall not terminate the effect of the foregoing provisions of this Section 10.1 with respect to any Specified Corporate Opportunity that first arose prior to such termination.

Article XI.

Section 11.1 Miscellaneous. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

Section 11.2 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as any of the foregoing may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Damon Barber, its President, this 24th day of July, 2026.

URANIUM ROYALTY CORP.

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President

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